Exhibit 3.108

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:40 PM 03/18/2015
FILED 12:21 PM 03/18/2015
SBV 150374000 - 5037140 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: MAGNUM NGLS, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1.                                      The name of the Limited Liability Company is Sawtooth NGL Caverns, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of March, A.D. 2015.

By:	/s/ William G. Laughlin
Authorized Person(s)

Name:	William G. Laughlin
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MAGNUM NGLS, LLC”, CHANGING ITS NAME FROM “MAGNUM NGLS, LLC” TO “SAWTOOTH NGL CAVERNS, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MARCH, A.D. 2015, AT 12:21 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5037140 8100 150374000	AUTHENTICATION: 2211843 DATE: 03-18-15

You may verify this certificate online

at corp. delaware.gov/authver.shtml